Exhibit 5.1

                     [Letterhead of Davis Polk & Wardwell]


                                                              September 7, 2001

International Paper Company
400 Atlantic Street
Stamford, Connecticut 06921

Ladies and Gentlemen:

      We have acted as counsel for International Paper Company, a corporation organized and existing under the laws of the State of New York (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-3 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement") and the accompanying prospectus (the "Prospectus") pertaining to the offer and sale by the selling securityholders named or to be named therein of up to $2,105,000,000 aggregate principal amount at maturity of the Company's Zero Coupon Convertible Debentures due June 20, 2021 (the "Debentures") and the shares of common stock of the Company issuable upon conversion of the Debentures (the "Common Stock").

      We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

      Upon the basis of the foregoing and subject to the qualifications set forth below, we are of the opinion that:

     (i) the Debentures have been legally and validly issued and are binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity; and

     (ii) with respect to Common Stock, when certificates representing the Common Stock have been duly executed, countersigned, registered and delivered upon conversion of the Debentures as contemplated in the Registration Statement, the Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

      We hereby consent to the reference to us under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

                                                       Very truly yours,

                                                       /s/ Davis Polk & Wardwell